Exhibit  21

SUBSIDIARIES OF PPOL

•      AJOL Co., Ltd., a Japan Corporation d/b/a/ Pan Pacific Online, Kamome, Acube

•      K.K. U Service, a Japan Corporation (As of May 30, 2005)